UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 24, 2017

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer (CEO) Lee Thibert is eligible for annual performance payments calculated as a percentage of his base salary based on individual and company-wide performance objectives determined by the Board.  On May 24, 2017, the Chugach Board of Directors established objectives based on organizational vision and planning, leadership and management, board relations/communications, electric system operations, organizational effectiveness, member/community/employee communications, financial management and performance, employee relations, and project specific objectives.

On May 24, 2017, current Board Chair, Janet Reiser, appointed the chairperson for each of the Board committees.  As Treasurer, Sisi Cooper was appointed Chair of the Audit and Finance Committee.  Bettina Chastain was appointed Chair of the Operations Committee.  Susan Reeves was appointed chair of the Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 25, 2017		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Lee D. Thibert
Lee D. Thibert
Chief Executive Officer